UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

July 29, 2004 Date of Report (Date of earliest event reported)

MECHANICAL TECHNOLOGY INCORPORATED
(Exact name of registrant as specified in its charter)

NEW YORK	0-6890	14-1462255
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

431 NEW KARNER ROAD, ALBANY, NEW YORK 12205 (Address of principal executive offices) (Zip Code)

(518) 533-2200
(Registrant's telephone number, including area code) N/A (Former name or former address, if changed since last report) _______________________________________________________________________

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Item 5. Other Events and Regulation FD Disclosure.

Below is a press release issued by the Company on August 2, 2004. This press release is incorporated by reference into this Form 8-K.

MTI ANNOUNCES NEW EXECUTIVE APPOINTMENTS

ALBANY, N.Y. - August 2, 2004 - Mechanical Technology Inc. (NASDAQ: MKTY) today announced that effective September 1, 2004, Steven Fischer, a member of the Board of Directors since 2003, will assume the role of Chairman and CEO for MTI. Mr. Fischer, the former Chairman of New York-based professional services firm UHY Advisors NY, Inc., formerly Urbach Kahn and Werlin Advisors Inc., led the growth of UHY to become ranked among the 16 largest professional services firms in the United States. Mr. Fischer resigned from UHY on July 31, 2004 to focus his leadership on building MTI's businesses in both the MTI Instruments and MTI MicroFuel Cells subsidiaries. Mr. Fischer holds a J.D. degree from New York University, a B.A. degree from the City College of New York and is a Certified Public Accountant.

Dale Church, MTI's Chairman and Chief Executive Officer since 2002, will transition from his current role to President of MTI Government Systems in order to focus more exclusively on business development initiatives in the rapidly growing government sector for MTI's subsidiaries, MTI MicroFuel Cells and MTI Instruments. Mr. Church will also continue to be the Chairman of MTI MicroFuel Cells and a member of the MTI Board of Directors.

"The Board is pleased to be able to benefit from Mr. Fischer's track record of success. Steven Fisher has considerable board and governance experience with more than a dozen organizations, as well as a richly deserved reputation for assisting emerging growth companies attain their goals," said Dr. Beno Sternlicht, a founder and longstanding MTI Board member. "In addition, the government sector is a key vertical market for MTI. Mr. Church's extensive experience in the Department of Defense and the Central Intelligence Agency can best serve the Company by focusing his leadership capabilities on accelerating the enormous business opportunities in this area."

On July 29, 2004, Mr. Fischer resigned from the MTI Audit Committee. Mr. David Eisenhaure, a member of the MTI Board of Directors, became a member of the Audit Committee, and Dr. Walter Robb, a current member, was elected the new Chairman of the Audit Committee.

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MTI plans to release its second quarter financial results and reaffirm its continued progress and milestones for 2004 during its quarterly conference call on August 17, 2004. Mr. Church and Mr. Fischer will participate on the call.

About MTI
MTI is primarily engaged in the development and commercialization of Mobion™ cord-free advanced portable power systems through its subsidiary MTI MicroFuel Cells Inc. (MTI Micro), and has announced plans to ship its first product towards the end of 2004. MTI Micro has a world-class team of entrepreneurial business executives, researchers and scientists; a proprietary direct methanol micro fuel cell power system and a number of system prototypes demonstrating size reductions and performance improvements; significant related intellectual property; and has received government awards and developed strategic partnerships to help accelerate commercialization. MTI is also engaged in the design, manufacture, and sale of high-performance test and measurement instruments and systems through its subsidiary MTI Instruments, Inc. For more information about the Company please visit www.mechtech.com.

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Statements in this press release which are not historical fact including statements regarding managements intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include statements regarding the growth or rate of growth of the government sector, and the Company's and its subsidiaries' ability to attain its goals. It is important to note that the Company's actual results may differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, among others, risks related to financing, uncertainties in development, manufacturing, competition and consumer demand for DMFCs, and the risk factors listed from time to time in the Company's SEC reports including but not limited to, the Annual Report on Form 10-K for the year ended December 2003 and Quarterly Reports on Form 10-Q.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MECHANICAL TECHNOLOGY INCORPORATED (Registrant)

Date: August 2, 2004	By: /S/ CYNTHIA A. SCHEUER Name: Cynthia A. Scheuer
Title: Vice President and Chief Financial Officer

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